Exhibit 99(a)

5 Sarnowski Drive, Glenville, New York, 12302	News Release

Subsidiary:	Trustco Bank	Nasdaq -- TRST

Contact:	Robert Leonard Executive Vice President (518) 381-3693 Lauren A. McCormick Vice President, Treasurer, and Assistant Corporate Secretary (518) 381-3673

FOR IMMEDIATE RELEASE:

TrustCo’s Positive Momentum Yields 6.5% Net Income Increase;
$17.3 Million for Third Quarter of 2026

Executive Snapshot:

Financial results:

●
Key metrics for the third quarter of 2026 compared to the third quarter of 2025:
■
Diluted earnings per share of $1.02 increased 18.6% compared to $0.86
■
Net interest income of $47.0 million, up 9.1% from $43.1 million
■
Net interest margin of 2.95%, up 16 basis points from 2.79%
■
Net income of $17.3 million increased 6.5% compared to $16.3 million
■
Average loans increased $238.1 million, or 4.6%
■
Average deposits increased $229.6 million, or 4.2%

●
Capital allocation and Stock Repurchase Program:
■
Increased dividend 5.3% to $0.40 per share, or $1.60 per share on an annualized basis
■
Purchased 13.2% of TrustCo outstanding common stock under the 2026 and 2025 Stock Repurchase Programs through the acquisition of over 1.5 million shares in the first nine months of 2026, following the purchase of 1 million shares in 2025, reinforcing a disciplined long-term capital allocation strategy
■
On pace to complete the repurchase of a total of three million shares, or 15.8%, of TrustCo common stock by the end of 2026

Glenville, New York – October 21, 2026

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced financial results for the third quarter of 2026 highlighted by a continued increase in net interest income and sustained loan and deposit growth across core lending and deposit categories. For the three months ended September 30, 2026, net interest income increased 9.1% year over year to $47.0 million. This was driven by the ongoing asset repricing across our loan portfolio at higher yields and effective execution of deposit growth and pricing strategies. For the three months ended September 30, 2026, net interest margin expanded to 2.95% from 2.79% in the prior year period. This resulted in third quarter 2026 net income of $17.3 million, or $1.02 diluted earnings per share, compared to net income of $16.3 million, or $0.86 diluted earnings per share, for the third quarter 2025; and contributed to net income of $50.6 million, or $2.91 diluted earnings per share, for the nine months ended September 30, 2026, compared to net income of $45.6 million, or $2.41 diluted earnings per share, for the nine months ended September 30, 2025.

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Overview

Chairman, President, and CEO, Robert J. McCormick, said “Another quarter of solid financial performance is the product of TrustCo’s continued execution of tried and true banking principles that, quarter after quarter, continue to build positive momentum. Steady growth in both loans and deposits, coupled with favorable repricing of the Bank’s nearly $5.5 billion loan portfolio, have boosted net interest income to $47 million for the quarter, increased margin by 16 basis points, and driven return on average equity up 1.28% year over year, a 14% increase. Our management team has built a resilient balance sheet that can perform well in the current dynamic interest-rate environment, which efforts are supported by the entire organization’s focus on our relationship-based banking strategy. The ongoing repurchase of shares and regular payment of our recently-increased quarterly dividend work together to enhance shareholder value. With all of these factors coming together and trending favorably, we are optimistic about the Company’s ability to maintain positive momentum into 2027.”

Details

We have continued to see meaningful net income and net interest income improvement. The loan and investment portfolios of Trustco Bank (the “Bank”) continue to reprice upward as lower yielding assets mature and are replaced with higher rate loan originations and investment purchases, driving steady improvement in overall asset yields. We believe that this ongoing repricing reflects disciplined loan production aligned with current market conditions. Complementing this, the Bank maintains a strong liquidity position, driven by deposit growth while decreasing funding costs which underscores the Bank's disciplined relationship banking strategy and the value customers place on stability and service. We believe that these factors position the Bank to generate continued net income and net interest income growth in the coming quarters and deliver long-term value to shareholders. Net interest income was $47.0 million for the third quarter of 2026, an increase of $3.9 million, or 9.1%, compared to the third quarter of 2025, driven by loan growth at higher interest rates and a decrease in interest expense. The net interest margin for the third quarter of 2026 was 2.95%, up 16 basis points from 2.79% in the third quarter of 2025. The yield on interest-earning assets increased to 4.35% in the third quarter of 2026, up 10 basis points from 4.25% in the third quarter of 2025. The cost of interest bearing liabilities decreased to 1.79% in the third quarter of 2026, down 11 basis points from 1.90% in the third quarter of 2025.

Average loans were up $238.1 million, or 4.6%, in the third quarter of 2026 over the same period in 2025. Average residential loans and Home Equity Credit Lines (HECLs), our primary lending focus, were up $177.3 million, or 4.0%, and $50.0 million, or 11.4%, respectively, in the third quarter of 2026 over the same period in 2025. Average commercial loans also increased $13.5 million, or 4.3%, in the third quarter of 2026 over the same period in 2025. Loan growth in the third quarter of 2026 remained steady, driven by continued strength in core relationship lending. Credit quality metrics were stable. Following this period of sustained growth, TrustCo remains confident in the quality of its loan portfolio amid broader market concerns. We believe that our continued focus on strong underwriting within our loan portfolio and conservative lending standards positions us to manage credit risk effectively in the current environment. The consistent growth in the loan portfolio will likely enhance net interest income in the quarters ahead. Average deposits were up $229.6 million, or 4.2%, for the third quarter of 2026 compared to the third quarter of 2025, primarily as a result of an increase in time deposits, interest bearing checking accounts, and demand deposits. The Bank’s ongoing emphasis on relationship banking, combined with competitive product offerings and digital capabilities, has contributed to a broadening deposit base that supports ongoing loan growth and expansion.

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During the third quarter of 2026, the Bank remained focused on capital deployment and allocation, guided by a disciplined framework, with a dividend increase, and share repurchases, these serve as key tools to enhance shareholder value. This reflects our confidence in the long-term strength of the franchise and our focus on capital optimization. During the third quarter, the Bank declared an increased quarterly cash dividend of $0.40 per share, or $1.60 per share on an annualized basis. The declared dividend represents an increase of 5.3% over the prior dividend amount which continues the Banks commitment in paying dividends for over a century. For the three and nine months ended September 30, 2026, TrustCo repurchased 500 thousand and 1.5 million shares, or 2.9% and 8.3%, respectively, of TrustCo’s outstanding common stock under its previously announced stock repurchase program, which authorizes TrustCo to repurchase up to two million shares, or 11.1%, of TrustCo’s outstanding common stock in 2026. We continue to believe that our approach ensures every dollar of capital is working to generate solid returns, strengthen customer relationships, and enhance shareholder value. As of September 30, 2026, our equity to asset ratio was 9.72%, compared to 10.90% as of September 30, 2025. Book value per share as of September 30, 2026 was $38.20, up 2.4% compared to $37.30 as of a year earlier.

Asset quality remains strong and has been consistent over the past twelve months. TrustCo recorded a provision for credit losses of $850 thousand in the third quarter of 2026, an increase of $600 thousand compared to the same period in 2025. For the three months ended September 30, 2026, the provision for credit losses was the result of a provision for credit losses on loans of $1.05 million due to loan growth and changes in forward looking economic assumptions, and a benefit for credit losses on unfunded commitments of $200 thousand due to the seasonal decrease in the loan pipeline. Accordingly, increases in the overall provision expense are being driven by loan growth and changes in economic forecasts rather than the deterioration in underlying credit performance. The ratio of allowance for credit losses on loans to total loans was 1.01% and 1.00% as of September 30, 2026 and September 30, 2025, respectively. The allowance for credit losses on loans was $55.2 million as of September 30, 2026, compared to $51.9 million as of September 30, 2025. Nonperforming loans (NPLs) were $21.1 million as of September 30, 2026, compared to $18.5 million as of September 30, 2025. NPLs were 0.39% and 0.36% of total loans as of September 30, 2026 and September 30, 2025, respectively. The coverage ratio, or allowance for credit losses on loans to NPLs, was 261.8% as of September 30, 2026, compared to 280.8% as of September 30, 2025. Nonperforming assets (NPAs) were $22.3 million as of September 30, 2026, compared to $19.7 million as of September 30, 2025. Asset quality metrics remain stable and well covered by reserves, reflecting the Bank’s conservative underwriting standards.

A conference call to discuss third quarter 2026 results will be held at 9:00 a.m. Eastern Time on October 22, 2026. Those wishing to participate in the call may dial toll-free for North America 1-833-461-5787, Meeting ID 638 789 515. The call will also be audio webcast at https://events.q4inc.com/attendee/638789515. The webcast replay will be available for one year at the same link.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.5 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 133 offices in New York, New Jersey, Vermont, Massachusetts, and Florida as of September 30, 2026.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

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Forward-Looking Statements

All statements in this news release and the related earnings call that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will," “can” and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding net income, net interest income and shareholder value for future quarters; expectations regarding our future momentum; the anticipated impact of our focus on underwriting within our loan portfolio and conservative lending standards; the expected impact of the continued repricing of our loan and investment portfolios, as well as our liquidity position, on our future net interest and net interest income; our balance sheet’s performance in future interest-rate environments; future overall asset yields; the amount of shares that we expect to repurchase in 2026; and the anticipated effects of our capital management strategy, including our stock repurchase program. Forward-looking statements are based on management’s current expectations, as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause TrustCo’s actual results to differ materially from the views, beliefs and projections expressed in such statements. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement: future changes in interest rates; external economic factors, such as changes in monetary policy, ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; the risk of weakness in residential real estate markets; our increasing commercial loan portfolio; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or to meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; the enforcement of federal cannabis laws and regulations and its impact on our ability to provide services in the cannabis industry; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the impact of any expansion by us into new lines of business or new products and services; the rising popularity of alternative financial products, including fintech platforms, cryptocurrencies, money market funds, and digital wallets; an increase in the prevalence of fraud and other financial crimes; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; environmental, social and governance risks and their impact on our reputation and relationships; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, including as a result of the conflict between the United States (U.S.) and Iran, as well as volatility in financial markets; the chance of a downgrade in the credit rating of the U.S. government or a default by the U.S. government; the soundness of other financial institutions; U.S. government shutdowns; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations, including changes in cybersecurity or privacy regulations; our compliance with laws designed to protect consumers, including the Community Reinvestment Act and fair lending laws; restrictions on data collection and use; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the impact of data breaches and cyber-attacks; the development and use of artificial intelligence; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of third parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; the impact of the actions of activist shareholders; and other risks and uncertainties set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the first and second quarters of 2026, our upcoming quarterly report on Form 10-Q for the third quarter of 2026, and future reports to be filed with the SEC. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	9/30/2026		6/30/2026		9/30/2025
Summary of operations
Net interest income	$47,039		$45,590		$43,119
Provision for credit losses	850		650		250
Net gains on equity securities	56		844		-
Noninterest income, excluding net gains on equity securities	4,762		5,068		4,689
Noninterest expense	28,019		28,333		26,242
Net income	17,318		16,965		16,258

Per share
Net income per share:
- Basic	$1.03		$0.98		$0.87
- Diluted	1.02		0.98		0.86
Cash dividends	0.40		0.38		0.38
Book value at period end	38.20		38.53		37.30
Market price at period end	54.29		54.91		36.30

At period end
Full time equivalent employees	740		742		738
Full service banking offices	133		132		136

Performance ratios
Return on average assets	1.05%		1.04%		1.02%
Return on average equity	10.57		10.22		9.29
Efficiency ratio (GAAP)	54.03		55.01		54.89
Adjusted Efficiency ratio (1)	54.11		55.71		54.87
Net interest spread	2.56		2.48		2.35
Net interest margin	2.95		2.87		2.79
Dividend payout ratio	38.58		38.36		43.68

Capital ratios at period end
Consolidated equity to assets (GAAP)	9.72%		10.05%		10.90%
Consolidated tangible equity to tangible assets (1)	9.71%		10.05%		10.89%

Asset quality analysis at period end
Nonperforming loans to total loans	0.39%		0.40%		0.36%
Nonperforming assets to total assets	0.34		0.35		0.31
Allowance for credit losses on loans to total loans	1.01		1.01		1.00
Coverage ratio (2)	2.6	x	2.5	x	2.8	x

(1)
Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.
(2)
Calculated as allowance for credit losses on loans divided by total nonperforming loans.

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FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Nine months ended
	09/30/26	09/30/25
Summary of operations
Net interest income	$137,337	$125,238
Provision for credit losses	2,450	1,200
Net gains on equity securities	900	-
Noninterest income, excluding net gains on equity securities	14,671	14,515
Noninterest expense	83,334	78,794
Net income	50,568	45,572

Per share
Net income per share:
- Basic	$2.92	$2.41
- Diluted	2.91	2.41
Cash dividends	1.16	1.10
Book value at period end	38.20	37.30
Market price at period end	54.29	36.30

Performance ratios
Return on average assets	1.04%	0.97%
Return on average equity	10.15	8.84
Efficiency ratio (GAAP)	54.50	56.38
Adjusted Efficiency ratio (1)	54.72	55.98
Net interest spread	2.49	2.28
Net interest margin	2.89	2.71
Dividend payout ratio	39.41	45.55

(1)
Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Interest and dividend income:
Interest and fees on loans	$60,875	$58,757	$57,565	$56,886	$55,953
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	86	111	149	350	599
State and political subdivisions	-	-	-	-	1
Mortgage-backed securities and collateralized mortgage obligations - residential	1,509	1,486	1,469	1,490	1,583
Corporate bonds	820	776	694	536	265
Small Business Administration - guaranteed
participation securities	56	59	63	68	72
Other securities	8	7	8	8	7
Total interest and dividends on securities available for sale	2,479	2,439	2,383	2,452	2,527

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	43	44	47	50	52
Total interest on held to maturity securities	43	44	47	50	52

Federal Home Loan Bank stock	112	123	126	126	125

Interest on federal funds sold and other short-term investments	6,098	6,344	6,105	6,580	7,376
Total interest income	69,607	67,707	66,226	66,094	66,033

Interest expense:
Interest on deposits:
Interest-bearing checking	642	551	533	501	483
Savings	730	703	675	715	741
Money market deposit accounts	1,597	1,631	1,552	1,810	2,065
Time deposits	19,245	18,863	18,357	18,993	19,427
Interest on short-term borrowings	354	369	401	340	198
Total interest expense	22,568	22,117	21,518	22,359	22,914

Net interest income	47,039	45,590	44,708	43,735	43,119

Less: Provision for credit losses	850	650	950	400	250
Net interest income after provision for credit losses	46,189	44,940	43,758	43,335	42,869

Noninterest income:
Trustco Financial Services income	2,059	1,980	2,135	1,950	1,967
Fees for services to customers	2,409	2,487	2,340	2,192	2,429
Net gains on equity securities	56	844	-	-	-
Other	294	601	366	288	293
Total noninterest income	4,818	5,912	4,841	4,430	4,689

Noninterest expenses:
Salaries and employee benefits	12,776	13,047	12,219	12,242	12,727
Net occupancy expense	4,526	4,381	4,542	4,592	4,470
Equipment expense	2,306	2,082	2,022	2,219	1,938
Professional services	1,744	1,968	1,526	1,083	1,571
Outsourced services	2,800	2,704	2,700	2,100	2,492
Advertising expense	468	586	394	629	290
FDIC and other insurance	1,104	1,101	1,153	1,135	1,052
Other real estate (income) expense, net	(12)	112	50	161	8
Other	2,307	2,352	2,376	2,549	1,694
Total noninterest expenses	28,019	28,333	26,982	26,710	26,242

Income before taxes	22,988	22,519	21,617	21,055	21,316
Income taxes	5,670	5,554	5,332	5,490	5,058

Net income	$17,318	$16,965	$16,285	$15,565	$16,258

Net income per common share:
- Basic	$1.03	$0.98	$0.91	$0.85	$0.87

- Diluted	1.02	0.98	0.91	0.85	0.86

Weighted average basic shares (in thousands)	16,842	17,304	17,813	18,275	18,755
Weighted average diluted shares (in thousands)	16,939	17,386	17,876	18,327	18,805

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Nine months ended
	09/30/26	09/30/25
Interest and dividend income:
Interest and fees on loans	$177,197	$163,960
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	346	1,809
State and political subdivisions	-	1
Mortgage-backed securities and collateralized mortgage obligations - residential	4,464	4,679
Corporate bonds	2,290	735
Small Business Administration - guaranteed participation securities	178	228
Other securities	23	22
Total interest and dividends on securities available for sale	7,301	7,474

Interest on held to maturity securities:
Mortgage-backed securities-residential	134	163
Total interest on held to maturity securities	134	163

Federal Home Loan Bank stock	361	405

Interest on federal funds sold and other short-term investments	18,547	21,320
Total interest income	203,540	193,322

Interest expense:
Interest on deposits:
Interest-bearing checking	1,726	1,577
Savings	2,108	2,208
Money market deposit accounts	4,780	6,140
Time deposits	56,465	57,605
Interest on short-term borrowings	1,124	554
Total interest expense	66,203	68,084

Net interest income	137,337	125,238

Less: Provision for credit losses	2,450	1,200
Net interest income after provision for credit losses	134,887	124,038

Noninterest income:
Trustco Financial Services income	6,174	5,905
Fees for services to customers	7,236	7,340
Net gains on equity securities	900	-
Other	1,261	1,270
Total noninterest income	15,571	14,515

Noninterest expenses:
Salaries and employee benefits	38,042	36,497
Net occupancy expense	13,449	13,542
Equipment expense	6,410	5,800
Professional services	5,238	5,183
Outsourced services	8,204	7,652
Advertising expense	1,448	955
FDIC and other insurance	3,358	3,376
Other real estate expense, net	150	558
Other	7,035	5,231
Total noninterest expenses	83,334	78,794

Income before taxes	67,124	59,759
Income taxes	16,556	14,187

Net income	$50,568	$45,572

Net income per common share:
- Basic	$2.92	$2.41

- Diluted	2.91	2.41

Weighted average basic shares (in thousands)	17,317	18,912
Weighted average diluted shares (in thousands)	17,398	18,947

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
ASSETS:

Cash and due from banks	$42,914	$44,503	$43,165	$50,569	$42,026
Federal funds sold and other short term investments	554,402	652,136	724,943	679,858	653,530
Total cash and cash equivalents	597,316	696,639	768,108	730,427	695,556
Securities available for sale:
U. S. government sponsored enterprises	9,873	14,956	14,887	31,772	51,557
States and political subdivisions	9	9	9	9	18
Mortgage-backed securities and collateralized mortgage obligations - residential	196,688	203,601	205,209	206,290	215,466
Small Business Administration - guaranteed participation securities	9,306	10,153	10,796	11,710	12,330
Corporate bonds	77,434	73,804	69,137	59,932	39,800
Other securities	713	718	708	705	701
Total securities available for sale	294,023	303,241	300,746	310,418	319,872

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	3,640	3,842	4,097	4,339	4,593
Total held to maturity securities	3,640	3,842	4,097	4,339	4,593

Federal Reserve Bank and Federal Home Loan Bank stock	6,756	6,756	6,601	6,601	6,601

Loans:
Commercial	332,406	322,439	316,763	313,443	311,491
Residential mortgage loans	4,614,353	4,560,717	4,497,911	4,463,260	4,420,813
Home equity line of credit	498,088	484,197	464,887	464,201	447,235
Installment loans	9,439	9,882	10,617	11,556	12,231
Loans, net of deferred net costs	5,454,286	5,377,235	5,290,178	5,252,460	5,191,770

Less: Allowance for credit losses on loans	55,162	54,082	52,994	52,205	51,891
Net loans	5,399,124	5,323,153	5,237,184	5,200,255	5,139,879

Bank premises and equipment, net	42,266	42,273	41,071	40,707	39,718
Operating lease right-of-use assets	32,715	33,872	33,305	33,638	35,291
Other assets	118,220	115,137	116,767	114,315	107,514

Total assets	$6,494,060	$6,524,913	$6,507,879	$6,440,700	$6,349,024

LIABILITIES:
Deposits:
Demand	$817,555	$824,717	$811,637	$814,908	$795,508
Interest-bearing checking	1,077,289	1,089,746	1,078,520	1,077,141	1,025,582
Savings accounts	1,060,493	1,076,934	1,070,319	1,069,564	1,063,763
Money market deposit accounts	429,555	438,799	442,760	457,389	455,488
Time deposits	2,299,326	2,251,370	2,249,117	2,138,415	2,140,932
Total deposits	5,684,218	5,681,566	5,652,353	5,557,417	5,481,273

Short-term borrowings	98,108	108,382	112,930	120,054	97,749
Operating lease liabilities	35,075	36,361	35,920	36,391	38,180
Accrued expenses and other liabilities	45,334	42,595	35,756	40,249	39,809

Total liabilities	5,862,735	5,868,904	5,836,959	5,754,111	5,657,011

SHAREHOLDERS' EQUITY:
Capital stock	20,119	20,119	20,119	20,119	20,103
Surplus	261,758	261,283	260,808	260,333	259,980
Undivided profits	510,684	499,997	489,540	479,996	471,314
Accumulated other comprehensive income, net of tax	76	6,967	8,241	10,024	2,955
Treasury stock at cost	(161,312)	(132,357)	(107,788)	(83,883)	(62,339)

Total shareholders' equity	631,325	656,009	670,920	686,589	692,013

Total liabilities and shareholders' equity	$6,494,060	$6,524,913	$6,507,879	$6,440,700	$6,349,024

Outstanding shares (in thousands)	16,528	17,028	17,507	18,029	18,554

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$2,008	$1,964	$1,968	$1,990	$292
Real estate mortgage - 1 to 4 family	14,053	15,343	15,212	14,584	14,568
Installment	19	37	43	29	30
Total nonperforming loans	16,080	17,344	17,223	16,603	14,890
Other real estate owned	1,183	1,234	1,364	1,394	1,234
Total nonperforming assets	$17,263	$18,578	$18,587	$17,997	$16,124

Florida
Loans in nonaccrual status:
Commercial	$-	$-	$-	$-	$-
Real estate mortgage - 1 to 4 family	4,968	4,392	4,222	4,047	3,574
Installment	19	16	20	22	13
Total nonperforming loans	4,987	4,408	4,242	4,069	3,587
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$4,987	$4,408	$4,242	$4,069	$3,587

Total
Loans in nonaccrual status:
Commercial	$2,008	$1,964	$1,968	$1,990	$292
Real estate mortgage - 1 to 4 family	19,021	19,735	19,434	18,631	18,142
Installment	38	53	63	51	43
Total nonperforming loans	21,067	21,752	21,465	20,672	18,477
Other real estate owned	1,183	1,234	1,364	1,394	1,234
Total nonperforming assets	$22,250	$22,986	$22,829	$22,066	$19,711

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$-	$-	$19	$-	$-
Real estate mortgage - 1 to 4 family	(44)	(72)	(43)	(33)	(194)
Installment	(1)	(21)	11	(13)	(2)
Total net chargeoffs (recoveries)	$(45)	$(93)	$(13)	$(46)	$(196)

Florida
Commercial	$-	$-	$(40)	$-	$-
Real estate mortgage - 1 to 4 family	-	-	-	-	-
Installment	15	5	14	32	20
Total net (recoveries) chargeoffs	$15	$5	$(26)	$32	$20

Total
Commercial	$-	$-	$(21)	$-	$-
Real estate mortgage - 1 to 4 family	(44)	(72)	(43)	(33)	(194)
Installment	14	(16)	25	19	18
Total net (recoveries) chargeoffs	$(30)	$(88)	$(39)	$(14)	$(176)

Asset Quality Ratios

Total nonperforming loans (1)	$21,067	$21,752	$21,465	$20,672	$18,477
Total nonperforming assets (1)	22,250	22,986	22,829	22,066	19,711
Total net (recoveries) chargeoffs (2)	(30)	(88)	(39)	(14)	(176)

Allowance for credit losses on loans (1)	55,162	54,082	52,994	52,205	51,891

Nonperforming loans to total loans	0.39%	0.40%	0.41%	0.39%	0.36%
Nonperforming assets to total assets	0.34%	0.35%	0.35%	0.34%	0.31%
Allowance for credit losses on loans to total loans	1.01%	1.01%	1.00%	0.99%	1.00%
Coverage ratio (1)	261.8%	248.6%	246.9%	252.5%	280.8%
Annualized net (recoveries) chargeoffs to average loans (2)	0.00%	-0.01%	0.00%	0.00%	-0.01%
Allowance for credit losses on loans to annualized net chargeoffs (2)	N/A	N/A	N/A	N/A	N/A

*
Includes New York, New Jersey, Vermont and Massachusetts.
(1)
At period-end
(2)
For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)

	Three months ended			Three months ended
	September 30, 2026			September 30, 2025
	Average	Interest	Average	Average	Interest	Average
	Balance		Balance	Rate		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$10,977	$86	3.13%	$69,294	$599	3.46%
Mortgage backed securities and collateralized mortgage obligations - residential	217,254	1,509	2.75	237,092	1,583	2.65
State and political subdivisions	9	-	6.77	18	1	6.77
Corporate bonds	75,681	820	4.33	26,512	265	4.00
Small Business Administration - guaranteed participation securities	10,440	56	2.14	13,385	72	2.15
Other	717	8	4.46	700	7	4.00

Total securities available for sale	315,078	2,479	3.15	347,001	2,527	2.91

Federal funds sold and other short-term Investments	649,823	6,098	3.72	662,737	7,376	4.42

Held to maturity securities:

Mortgage backed securities and collateralized mortgage obligations - residential	3,740	43	4.53	4,709	52	4.40

Total held to maturity securities	3,740	43	4.53	4,709	52	4.40

Federal Home Loan Bank stock	6,756	112	6.63	6,601	125	7.57

Commercial loans	327,267	4,654	5.69	313,800	4,426	5.64
Residential mortgage loans	4,586,955	48,286	4.21	4,409,645	44,089	4.00
Home equity lines of credit	490,310	7,739	6.26	440,288	7,215	6.50
Installment loans	9,182	196	8.46	11,842	223	7.48

Loans, net of unearned income	5,413,714	60,875	4.49	5,175,575	55,953	4.32

Total interest earning assets	6,389,111	$69,607	4.35	6,196,623	$66,033	4.25

Allowance for credit losses on loans	(54,467)			(51,706)
Cash & non-interest earning assets	219,106			208,701

Total assets	$6,553,750			$6,353,618

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,092,564	$642	0.23%	$1,035,366	$483	0.18%
Money market accounts	442,480	1,597	1.43	464,334	2,065	1.76
Savings	1,076,926	730	0.27	1,077,441	741	0.27
Time deposits	2,288,063	19,245	3.34	2,125,920	19,427	3.63

Total interest bearing deposits	4,900,033	22,214	1.80	4,703,061	22,716	1.92
Short-term borrowings	102,386	354	1.37	87,348	198	0.90

Total interest bearing liabilities	5,002,419	$22,568	1.79	4,790,409	$22,914	1.90

Demand deposits	825,203			792,621
Other liabilities	75,989			76,502
Shareholders' equity	650,139			694,086

Total liabilities and shareholders' equity	$6,553,750			$6,353,618

Net interest income		$47,039			$43,119

Net interest spread			2.56%			2.35%

Net interest margin (net interest income to total interest earning assets)			2.95%			2.79%

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)

	Nine months ended			Nine months Ended
	September 30,2026			September 30,2025
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$17,681	346	2.61%	$72,461	1,809	3.33%
Mortgage backed securities and collateralized mortgage obligations - residential	219,451	4,464	2.71	240,401	4,679	2.59
State and political subdivisions	9	-	6.77	18	1	6.77
Corporate bonds	70,395	2,290	4.34	30,696	735	3.19
Small Business Administration - guaranteed participation securities	11,098	178	2.14	14,151	228	2.15
Other	712	23	6.46	698	22	4.20

Total securities available for sale	319,346	7,301	4.57	358,425	7,474	2.78

Federal funds sold and other short-term Investments	668,926	18,547	3.71	641,793	21,320	4.44

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	3,972	134	4.50	4,969	163	4.37

Total held to maturity securities	3,972	134	4.50	4,969	163	4.37

Federal Home Loan Bank stock	6,704	361	10.77	6,567	405	8.22

Commercial loans	320,738	13,565	5.64	306,091	12,851	5.60
Residential mortgage loans	4,532,068	140,718	4.14	4,394,245	129,940	3.94
Home equity lines of credit	476,358	22,297	6.26	427,830	20,480	6.40
Installment loans	9,923	617	8.32	12,440	689	7.40

Loans, net of unearned income	5,339,087	177,197	4.43	5,140,606	163,960	4.25

Total interest earning assets	6,338,035	203,540	4.28	6,152,360	193,322	4.19

Allowance for credit losses on loans	(53,483)			(50,991)
Cash & non-interest earning assets	220,871			204,651

Total assets	$6,505,423			$6,306,020

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,079,452	1,726	0.21%	$1,037,598	1,577	0.20%
Money market accounts	445,015	4,780	1.44	468,059	6,140	1.75
Savings	1,072,414	2,108	0.26	1,084,712	2,208	0.27
Time deposits	2,244,343	56,465	3.36	2,088,844	57,605	3.69

Total interest bearing deposits	4,841,224	65,079	1.80	4,679,213	67,530	1.93
Short-term borrowings	109,206	1,124	1.38	83,885	554	0.88

Total interest bearing liabilities	4,950,430	66,203	1.79	4,763,098	68,084	1.91

Demand deposits	814,465			777,573
Other liabilities	74,106			76,372
Shareholders' equity	666,422			688,977

Total liabilities and shareholders' equity	$6,505,423			$6,306,020

Net interest income		137,337			125,238

Net interest spread		2.49%				2.28%

Net interest margin (net interest income to total interest earning assets)		2.89%				2.71%

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Adjusted efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and non-interest income. We calculate the efficiency ratio by dividing total non-interest expense as determined under GAAP by the sum of net interest income and total non-interest income as determined under GAAP. We calculate the adjusted efficiency ratio by dividing total non-interest expenses as determined under GAAP, excluding other real estate expense, net, by the sum of net interest income and total non-interest income as determined under GAAP, excluding net gains on equity securities. We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue. Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible equity as a percentage of tangible assets, and adjusted efficiency ratio to the most directly comparable GAAP measures is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)

	9/30/2026	6/30/2026	9/30/2025
Tangible Equity to Tangible Assets

Equity (GAAP)	$631,325	$656,009	$692,013
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	$630,772	$655,456	$691,460

Total Assets (GAAP)	$6,494,060	$6,524,913	$6,349,024
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	$6,493,507	$6,524,360	$6,348,471

Consolidated Equity to Assets (GAAP)	9.72%	10.05%	10.90%
Consolidated Tangible Equity to Tangible Assets (Non-GAAP)	9.71%	10.05%	10.89%

		Three months ended			Nine months ended
Efficiency and Adjusted Efficiency Ratios		9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025

Net interest income (GAAP)	A	$47,039	$45,590	$43,119	$137,337	$125,238
Non-interest income (GAAP)	B	4,818	5,912	4,689	15,571	14,515
Less: Net gains on equity securities	C	56	844	-	900	-
Revenue used for efficiency ratio (Non-GAAP)	D	$51,801	$50,658	$47,808	$152,008	$139,753

Total noninterest expense (GAAP)	E	$28,019	$28,333	$26,242	$83,334	$78,794
Less: Other real estate expense, net	F	(12)	112	8	150	558
Expense used for efficiency ratio (Non-GAAP)	G	$28,031	$28,221	$26,234	$83,184	$78,236

Efficiency Ratio (GAAP)	E/(A+B)	54.03%	55.01%	54.89%	54.50%	56.38%
Adjusted Efficiency Ratio (Non-GAAP)	G/D	54.11%	55.71%	54.87%	54.72%	55.98%

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